Exhibit 10.5

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made and entered into, by and between B&R Development, Inc., 1925 Grand Ave Suite 126, Billings, Montana 59102 ("SELLER") and Stratex Oil and Gas, Inc., 30 Echo Lake Road, Watertown, Connecticut 06795 ("BUYER").

SELLER agrees to sell and BUYER agrees to buy, for the cash sum of $700,000.00 or as may otherwise be adjusted as provided for in paragraph 3(c) below, the following described and referred to Subject Interests and interests which are together hereinafter sometimes referred to as the "Subject Properties" or the "Subject Interests":

ALL OF SELLERS' RIGHT, TITLE AND INTEREST IN AND TO:

The Tininenko 4-19 oil well located in Township 29 North, Range 59 East, Section 19 Roosevelt County, Montana, also identified as API # 25085212750000 including, but not limited to:

a.
All of Seller's rights, title and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) in and to the oil, gas and other minerals (including but not limited to crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including without limitation sulphur) in and under and that may be produced from the lands described in Exhibit "A" including, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands, overriding royalty interests, production payments and net profits interests in any part of the lands or leases, fee royalty interests, fee mineral interests and other interests in oil, gas and other minerals in any part of the lands (the "Properties");

b.
All right, title and interests of Seller in all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, and/or orders and the Properties covered or included in the units (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction, voluntary unitization agreements, designations, and/or declarations, and any "working interest units" (created under operating agreements or otherwise) which relate to any of the Properties described in subparagraph (a) above;

c.
All rights, title and interests of Seller in all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the Subject Interests or which relate to the exploration, development, operation, or maintenance of the Subject Interests or the treatment, storage, transportation, or marketing of production from or allocated to the Subject Interests;

d.
All rights, title and interests of Seller in and to all materials, supplies, machinery, equipment, improvements, and other personal property and fixtures including two oil storage tanks, one pump jack, one separator unit, one gas flaring unit, an underground saltwater line on location and one water tank (also including, but not limited to all wells, wellhead equipment, pumping units, flow lines, tanks, buildings, injection facilities, salt water disposal facilities, compression facilities, gathering systems, and other equipment), all easements, rights-of-way, surface leases and other surface rights, all permits and licenses and all other appurtenances, used or held for use in connection with or related to the exploration, development, operation, or maintenance of any of the Subject Interests or the treatment, storage, transportation, or marketing of production from or allocated to the Subject Interests; and

e.	All records, books, documents, licenses, reports and data which relate to the Subject Interests.

f.
Exhibit "B" contains a complete list of all contracts, agreements, undertakings (whether written or oral), and instruments that constitute a part of the Subject Interests or by which the Subject Interests are bound or subject.

RESERVATION OF OVERRIDING ROYALTY

The foregoing conveyance is subject to the following reservation:

SELLER reserves an overriding royalty on all oil and gas produced and saved from the Subject Properties equal to the difference between existing leasehold burdens and 17.300000%, proportionately reduced to the extent that SELLER'S interest in the Subject Properties covers less than the entire and undivided fee interest in the Lands and/or the Unit assigned to the applicable well. In no case shall said reserved overriding royalty interest exceed 4.800000%.

SUCH PURCHASE AND SALE IS MADE AND ACCEPTED UPON THE FOLLOWING TERMS AND CONDITIONS:

1.	SELLER'S Representations and Warranties:

a.
That SELLER has full power and authority to enter into and perform its obligations under this Agreement and has taken all proper corporate action to authorize entering into this Agreement and the performance of its obligations hereunder.

b.
That, to the best ofSELLER's knowledge, during the period of SELLER's ownership and operation of the Subject Interests, SELLER did not cause environmental damage or contamination on the Subject Interests. However, both parties acknowledge that due to the nature of the oil and gas business the environmental condition cannot be warranted. In the event environmental damage or contamination on the Subject Interest occurred during Seller's ownership, Seller agrees to indemnify Buyer for costs resulting from such environmental damage or contamination.

c.
No purchasers under any production sales contracts are entitled to "makeup" or otherwise receive deliveries of oil or gas at any time after the Effective Date without paying, at such time, the full contract price for oil or gas. No person is entitled to receive any portion of the interest of SELLER in any oil or gas, or to receive cash or other payments to "balance" any disproportionate allocation of oil or gas under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

d.
There are no claims, demands, filings, causes of action, administrative proceedings, lawsuits, or other litigation pending, or to the best knowledge of SELLER, threatened, that could now or later adversely affect the ownership or operation of any of the Subject Interests, other than proceedings relating to the industry generally. No written or oral notice from anygovernmental agency or any other person has been received by SELLER: (a) claiming any violation or repudiation of all or any part of the Subject Interests or any violation of any law or any environmental, conservation or other ordinance, code, rule or regulation; or, (b) require or calling attention to the need for any work, repairs, construction, alterations, or installations on or in connection with the Subject Interests, with which SELLER has not complied.

e.	There are no approvals required to be obtained by SELLER for the assignment of the Subject Interests to BUYER, and there are no preferential purchase rights that affect the Subject Interests.

f.	There are no Take or Pay Obligations associated with the Subject Interests.

g.
Seller warrants that the leases assigned by SELLER to BUYER contained in Exhibit A hereto are held by production and have been sufficiently producing in commercial quantities to be legally held by production.

2.	BUYER'S Representations and Warranties: BUYER represents andwarrants to SELLER:

a.	That BUYER has obtained all necessary authority to enter into and to consummate this contract.

b.	That BUYER will promptly cooperate in the closing of the transaction contemplated herein.

c.	That BUYER has the financial ability and the requisite oil and gas operational knowledge to perform its obligations under this agreement.

3.	BUYER'S Conditions to Closing: The obligation of BUYER under this Agreement to purchase the Subject Interests shall, at BUYER's option, be conditioned upon the following:

a.	SELLER shall have performed all of the terms and provisions contained in this Agreement to be performed by SELLER.

b.	BUYER shall be satisfied that the representations and warranties of the SELLER made herein shall each be true in all material respects when made and as of the Closing Date.

4.
Title Information, Records, Contracts and Files: If requested by BUYER, all original lease and land records, and all existing contracts, well files, including all well logs, core analyses, drilling records, and all other materials, including title information, pertaining to the Subject Interests in possession of SELLER and copies or duplicates of which BUYER does not have shall be delivered to BUYER and, as of closing (as described herein below), shall become the property of BUYER as a part of the Subject Interests.

5.	SELLER'S Conditions to Closing: The obligation of SELLER under this Agreement to sell the Subject Interests shall, at SELLER' s option, be conditioned upon the following:

a.	BUYER shall have performed all of the terms and provisions contained in this Agreement to be performed by BUYER.

b.	SELLER shall be satisfied that the representations and warranties of the BUYER made herein shall each be true in all material respects when made and as of the Closing Date.
c.	SELLER shall be satisfied that BUYER is an acceptable bonded, Successor Operator of the Tininenko 4-19 well, also identified by API # 25085212750000.

6.	Payment of Purchase Price and Closing:

a.
Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing Date") shall be held on November 9, 2011 or such other date as BUYER and SELLER agree to in writing. This date, as amended if amended, shall be referred to as the "Closing Date."

b.	The Closing shall be held at 2722 3rd Ave. N. Ste. 400, Billings, Montana 59101.

c.	At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

i.
SELLER shall execute, acknowledge and deliver (insufficient counterparts to facilitate recording) the assignment, bill of sale and conveyance in the form attached as Exhibit "C," conveying the Interests to BUYER. As appropriate, SELLER shall also execute, acknowledge and deliver separate assignments of the Subject Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements. BUYER shall pay Seller in immediately available funds, the sum of $700,000.00.

SELLER shall deliver to BUYER exclusive possession of the Interests.

iii.
SELLER and BUYER shall execute, acknowledge, and deliver division or transfer orders or letters in lieu of division and transfer orders directing all purchasers of production to make payment of proceeds attributable to production from the Interests, after the Effective Date, to BUYER.

iv.
SELLER shall deliver to BUYER the duly executed and acknowledged Notice of Intent to Change Operator (Exhibit E), BUYER must complete and execute the Notice of Intent to Change Operator (Exhibit E), Organizational Report (Exhibit F), and Bond (Exhibit G) forms, which shall be filed with the Montana Board of Oil and Gas.

v.
BUYER shall deliver to SELLER 75,000 shares of Stratex restricted common stock. Alternatively, BUYER shall deliver to each of SELLER's individual owners 25,000 shares of Stratex restricted common stock.

7.
SELLER's Covenants Pending Closing: Between the date hereof and the closing date (or such other date as otherwise agreed in a mutually executed, acknowledged written agreement between the parties hereto), SELLER agrees that:

a.	SELLER will do nothing to jeopardize the validity of the Subject Interests.

b.	Without the written consent of BUYER, SELLER will not enter into any new agreements or commitments with respect to any of the Subject Interests.

c.	SELLER will pay all outstanding accounts payable with the exception of the costs of operation accruing after July 1, 2011.

d.
SELLER will pay to BUYER all amounts received for the 587 barrels of oil purchased by BUYER from SELLER on June 24, 2011 for the amount of $48,797.31. SELLER will pay to BUYER all amounts received from any additional sales of oil from this well until the Closing Date.

8.
Effective Date: The conveyance and assignment of the Subject Interests to BUYER shall be effective as of 8:00 a.m., MST on July 1, 2011 herein defined as the "Effective Date". All production from the Properties and all proceeds from the sale of production prior to the Effective Date shall be the property of Seller, with the exception stated in Paragraph 7(d), above. Seller shall be responsible for payment of all expenses attributable to the Properties prior to the Effective Date. Buyer shall be responsible for payment of all expenses attributable to the Properties after the Effective Date. Oil and gas in tanks and/or pipelines shall be gauged as of the Effective Date and apportioned between SELLERS and BUYER accordingly.

9.
Taxes: Property and/or ad valorem taxes assessed against the Subject Interests shall be prorated accordingly: SELLER paying that proportion of the year's taxes accruing before the Effective Date and BUYER paying that proportion of the taxes accruing on and after such date.

10.
Indemnification: SELLER shall be liable on a joint and several basis to the BUYER for and shall, in addition, indemnify the BUYER from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by the BUYER which would not have been suffered, sustained, paid, or incurred had all of the representations and warranties made herein by SELLER been accurate and truthful, provided, however, that this section shall not be construed so as to cause the SELLER to be liable to or indemnify the BUYER in connection with any representation or warranty contained in this Agreement if and to the extent that the BUYER did not rely upon such representation or warranty.

SELLER specifically warrants that in the event any claims, losses or litigation result of Seller's payment (or non-payment) to the owners of oil, gas or minerals for royalties from production during Seller's ownership of Tininenko 4-19, Seller agrees to indemnify Buyer for any such losses, including attorney fees or costs associated therewith.

BUYER shall be liable to the SELLER for and shall, in addition, indemnify the SELLER from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by the SELLER which would not have been suffered, sustained, paid, or incurred had all of the representations and warranties made herein by BUYER been accurate and truthful, provided, however, that this section shall not be construed so as to cause the BUYER to be liable to or indemnify the SELLER in connection with any representation or warranty contained in this Agreement if and to the extent that the SELLER did not rely upon such representation or warranty.

11.
Transfer Taxes, Brokerage Fees, etc. SELLER shall pay and bear all documentary or transfer taxes resulting from this transaction. No commission or brokerage fees will be paid by BUYER in connection with this transaction. SELLER will indemnify and hold BUYER harmless from any claims of brokers or finders acting, or claiming to have acted, on behalf of SELLER.

12.
Further Assurances. All parties hereto will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of the Agreement.

13.
No Merger. The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of the SELLER in and to the Subject Interests to the BUYER, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

14.
Subrogation. The assignment and conveyance to be effected by this Agreement is made with full right of substitution and subrogation of the BUYER in and to all covenants, representations and warranties and indemnities previously given or made by others in respect of the Subject Interests or any part or portion thereof

15.
Governing Law. This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the State of Montana and applicable laws of the United States of America and shall, in all respects, be treated as a contract made in the State of Montana.

16.	Time of Essence. Time shall be considered of the essence in this Agreement.

17.
Invalidity of Provisions. In case any of the provisions of this Agreement should be declared by a Court to be invalid, illegal, or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.
Binding Effect. This Agreement shall inure to the benefit of and be binding upon SELIER and BUYER and their respective successors and assigns. However, no assignment by any party shall relieve any party of any duties or obligations under this Agreement.

19.
Entire Agreement: This Agreement contains the entire agreement between the parties hereto with respect to the transaction covered hereby and supersedes all prior agreements between the parties, oral or written, relating to the subject matter of this Agreement.

20.
Notice. All notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or Express Delivery, postage prepaid, or by prepaid telegram, or facsimile addressed as follows:

SELLER: B&R Development Inc. 1925 Grand Ave., Suite 126 Billings, MT 59102 BUYER: Stratex Oil & Gas, Inc. 30 Echo Lake Road Watertown, CT 06795

23.
Counterpart Execution. This Agreement may be executed in counterpart, no one copy of which need be executed by the SELLER and BUYER. A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by the SELLER and BUYER.

SELLER:

B&R Development, Inc.

/s/ George A. Rosenfeld
By:
Date:	11-9-11

STATE OF MONTANA		)
:SS.
COUNTY OF YELLOWSTONE		)

Before me, the undersigned authority, on 9th this day of  Nov, 2011, personally appeared George A. Rosenfeld, known to me to be the President, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

Given under my hand and official seal this 9th day of Nov, 2011.

SEAL	/s/ Lorri L. Rhodes
Print/Type Name: Lorri L. Rhodes
Notary Public in and for said County and State
Residing at: Billings, MT
My Commission Expires: 10-24-2013

BUYER:

Stratex Oil and Gas, Inc.

/s/ Stephen P. Funk
By:
Date:	11-9-11

STATE OF MONTANA		)
:SS.
COUNTY OF YELLOWSTONE		)

Before me, the undersigned authority, on this 9th day of Nov, 2011, personally appeared STEPHEN P. FUNK, known to me to be the President, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

Given under my hand and official seal this 9th day of  Nov, 2011.

SEAL	/s/ Lorri L. Rhodes
Print/Type Name: Lorri L. Rhodes
Notary Public in and for said County and State
Residing at: Billings, MT
My Commission Expires: 10-24-2013

EXHIBIT A
TO
PURCHASE AND SALE AGREEMENT
Well:

Tininenko 4-19; located in:
Township 29 North, Range 59 East, Section 19
Located in Roosevelt County, Montana,

Also identified by API # 25085212750000

Leases:

LESSOR	LEASE DATE	DESCRIPTION	BOOK/PAGE
Rose I. Tininenko	12/23/1999	Township 29 North Range 59 East: Section 19: S1/2	592/967
Lucretia A. Creitz	12/28/1999	Township 29 North Range 59 East: Section 19: S'/2	592/969
Robert D. Tininenko	12/28/1999	Township 29 North, Range 59 East: Section 19: S1/2	592/970
Lillian G. Hurley	12/28/1999	Township 29 North, Range 59 East: Section 19: S1/2	592/968
Carol T. Lilley	12/28/1999	Township 29 North, Range 59 East: Section 19: S'/2	592/971
Elaine M. Bechtold	12/28/1999	Township 29 North, Range 59 East: Section 19:S1/2	592/972
Wilma D. Fisher	12/28/1999	Township 29 North Range 59 East: Section 19: S1/2	592/973
Calvin R. Tininenko	12/28/1999	Township 29 North Range 59 East: Section 19:S1/2	592/974
Phyllis Bertsch	12/28/1999	Township 29 North, Range 59 East: Section 19:S1/2	592/975
John W. Hamilton	9/20/2000	Township 29 North, Range 59 East: Section 19: S1/2	600/4
Dalton Tininenko	2/12/2001	Township 29 North, Range 59 East: Section 19: SW'/4, S1/2SE1/4 (to the base of the Ratcliffe formation)	600/160
Leroy and Karen Panasuk, husband and wife	2/12/2001	Township 29 North Range 59 East: Section 19: SW'/4, S1/2SE1/4 (to the base of the Ratcliffe formation	600/227

EXHIBIT B
TO
PUCHASE AND SALE AGREEMENT

List of all contracts, agreements, undertakings (whether written or oral), and instruments that constitute a part of the Subject Interests or by which the Subject Interests are bound or subject.

Purchase Agreement with Plains Oil and Gas

EXHIBIT C
TO
PUCHASE AND SALE AGREEMENT

ASSIGNMENT AND BILL OF SALE

State:	Montana
County:	Roosevelt County

Assignors:	B&R Development, Inc.

Assignee:	Stratex Oil & Gas, Inc.

Effective Date: July 1, 2011

For adequate consideration, Assignors named above, assign, sell and convey to Assignee, named above, subject to the overriding royalty described in paragraph 10 hereinbelow, all of Assignors' rights, title, and interests in the Oil and Gas Leases (the "Leases"), lands (the "Lands"), and wells (the "Wells") described in Exhibit "A" to this Assignment, all of which are referred to in this Assignment collectively as the "Subject Properties":

1.           Assignors' leasehold interests in oil, gas, and other minerals, including working interests, carried working interests, net profits interests, rights of assignment and reassignment, and all other rights and interests in the Wells, Lands, and Leases.

2.           All fee interests in oil, gas, and other minerals, including rights under mineral deeds, conveyances, options, and assignments.

3.           All royalty interests, overriding royalty interests, production payments, rights to take royalties in kind, and all other interests in and/or payable out of production of oil, gas, and other minerals.

4.           All rights and interests in or derived from unit agreements, orders and decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery agreements, waterflood agreements, farmout and farmin agreements, options, drilling agreements, unitization, pooling and communitization agreements, oil and/or gas sales agreements, processing agreements, gas gathering and transmission agreements, gas balancing agreements, salt water disposal and injection agreements, assignments of operating rights, subleases, and any and all other agreements to the extent they pertain to the Leases, Lands, and the Wells located on the Leases.

5.           All rights of way, easements, surface fees, surface leases, servitudes and franchises insofar as they pertain to the Leases, Lands, and the Wells located on the Leases.

6.           All permits and licenses of any nature, owned, held, or operated by Assignors in connection with the Leases, Lands and the Wells located on the Leases.

7.           All producing, nonproducing, and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells on or attributable to the Leases, whether or not identified in the Exhibit to this Assignment.

8.           All pumping units, pumps, casing, rods, tubing, wellhead equipment, separators, heater treaters, tanks, pipelines, gathering lines, flow lines, valves, fittings and all other surface and downhole equipment, fixtures, related inventory, gathering and treating facilities, personal property and equipment used in connection with the Lands, Leases and the Wells located thereupon and all other interests described above, including two oil storage tanks, one pump jack, one seperator unit, one gas flaring unit, an underground saltwater line.

9.           Assignor represents and warrants only that it has not assigned any interest other than the interest conveyed by the present assignment. This Assignment shall be deemed effective, for all purposes, as of the Effective Date stated above.

10.    Assignor hereby reserves a 4.800000% overriding royalty.

B&R DEVELOPMENT, INC.		STRATEX OIL & GAS, INC.

George A. Rosenfeld		Stephen P. Funk
By:	/s/ George A. Rosenfeld	By:	/s/ Stephen P. Funk

STATE OF MONTANA	)
:SS.
COUNTY OF YELLOWSTONE	)

Before me, the undersigned authority, on this 9th day of Nov, 2011, personally appeared George A. Rosenfeld, known to me to be the President, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

Given under my hand and official seal this 9th day of  Nov, 2011.

SEAL	/s/ Lorri L. Rhodes
Print/Type Name: Lorri L. Rhodes
Notary Public in and for said County and State
Residing at: Billings, MT
My Commission Expires: 10-24-2013

STATE OF MONTANA	)
:SS.
COUNTY OF YELLOWSTONE	)

Before me, the undersigned authority, on this 9th day of Nov, 2011, personally appeared Stephen P. Funk, known to me to be the President, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

Given under my hand and official seal this 9th day of  Nov, 2011.

SEAL	/s/ Lorri L. Rhodes
Print/Type Name: Lorri L. Rhodes
Notary Public in and for said County and State
Residing at: Billings, MT
My Commission Expires: 10-24-2013

EXHIBIT A
TO
ASSIGNMENT AND BILL OF SALE

Well:

Tininenko 4-19; located in:
Township 29 North, Range 59 East, Section 19
Located in Roosevelt County, Montana,

Also identified by API # 25085212750000

Leases:

LESSOR	LEASE DATE	DESCRIPTION	BOOK/PAGE
Rose I. Tininenko	12/23/1999	Township 29 North, Range 59 East:	592/967
Section 19: S1/2
Lucretia A. Creitz	12/28/1999	Township 29 North, Range 59 East:	592/969
Section 19: S1/2
Robert D. Tininenko	12/28/1999	Township 29 North, Range 59 East:	592/970
Section 19: S1/2
Lillian G. Hurley	12/28/1999	Township 29 North, Range 59 East:	592/968
Section 19:S1/2.
Carol T. Lilley	12/28/1999	Township 29 North, Range 59 East:	592/971
Section 19: S'14
Elaine M. Bechtold	12/28/1999	Township 29 North, Range 59 East:	592/972
Section 19: S1/2
Wilma D. Fisher	12/28/1999	Township 29 North, Range 59 East:	592/973
Section 19: S1/2
Calvin R. Tininenko	12/28/1999	Township 29 North, Range 59 East:	592/974
Section 19: S1/2
Phyllis Bertsch	12/28/1999	Township 29 North,Range 59 East:	592/975
Section 19: S1/2
John W. Hamilton	9/20/2000	Township 29 North, Range 59 East:	600/4
Section 19: S1/2
Dalton Tininenko	2/12/2001	Township 29 North Range 59 East:	600/160
Section 19: SW'/4, S1/2SE1/4 (to the base of the Ratcliffe formation)
Leroy and Karen Panasuk, husband and wife	2/12/2001	Township 29 North, Range 59 East:	600/227
Section 19: SW'/4, S1/2SE1/2 (to the base of the Ratcliffe formation)

EXHIBIT D
TO
PURCHASE AND SALE AGREEMENT

NOTICE OF INTENT TO CHANGE OPERATOR

EXHIBIT E
TO
PURCHASE AND SALE AGREEMENT

ORGANIZATIONAL REPORT

EXHIBIT F
TO
PURCHASE AND SALE AGREEMENT

BOND (Form 14)